CONSENT OF COUNSEL

         We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 465 to the Registration Statement on Form N-1A of Professionally Managed Portfolios as filed with the Securities and Exchange Commission on or about July 30, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
July 30, 2012